                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant                     [ X ]
Filed by a party other than the registrant  [   ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          HELIX TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
(5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:

     ---------------------------------------------------------------------------
(3)  Filing party:

     ---------------------------------------------------------------------------
(4)  Date filed:

     ---------------------------------------------------------------------------

                          HELIX TECHNOLOGY CORPORATION
                           MANSFIELD CORPORATE CENTER
                              NINE HAMPSHIRE STREET
                            MANSFIELD, MA 02048-9171
                  TELEPHONE (508) 337-5500 - FAX (508) 337-5175


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                    WEDNESDAY, APRIL 24, 2002, AT 11:00 A.M.



To the Stockholders of Helix Technology Corporation:


Notice is hereby given that the 2002 Annual Meeting of Stockholders of Helix Technology Corporation will be held on Wednesday, April 24, 2002, at 11:00 a.m. at The Down Town Club, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

     1. To elect a Board of Directors;

     2. To adopt the Amended and Restated Stock Option Plan for Non-Employee Directors

     3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 13, 2002, will be entitled to notice of and to vote at the meeting.

                                By Order of the Board of Directors

                                Beverly L. Armell
                                CORPORATE SECRETARY


Mansfield, Massachusetts
March 30, 2002


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                          HELIX TECHNOLOGY CORPORATION
                           MANSFIELD CORPORATE CENTER
                              NINE HAMPSHIRE STREET
                            MANSFIELD, MA 02048-9171
                  TELEPHONE (508) 337-5500 - FAX (508) 337-5175


                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2002 Annual Meeting of Stockholders to be held at The Down Town Club, 225 Franklin Street, Boston, Massachusetts, on Wednesday, April 24, 2002, at 11:00 a.m., and at any adjournments thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting.

The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on March 13, 2002. As of that date there were 22,639,364 shares of common stock, $1.00 par value per share, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. A majority of the outstanding shares of common stock will constitute a quorum at the meeting. Votes withheld, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the meeting by written notice of revocation to the Secretary of the Company at or before the meeting by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the meeting.

A plurality of the votes cast by stockholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. The affirmative vote by the holders of a majority of the securities present, or represented, and entitled to vote at the meeting is required to approve the Amended and Restated Stock Option Plan for Non-Employee Directors. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

This proxy statement, the Notice of Annual Meeting, and the form of proxy will first be sent to stockholders on or about March 30, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

In accordance with Section 2 of Article II of the By-Laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at six. Mr. Diggs, who is currently a director, has asked not to be nominated for reelection to the Board. Mr. Diggs' decision was for personal reasons and not based on any disagreement with the Company or any matter related to our operations, policies or practices. The Board has nominated Arthur R. Buckland, Frank Gabron, Robert H. Hayes, Robert J. Lepofsky, Marvin G. Schorr, and Mark S. Wrighton. Each of the nominees is currently a director of the Company and has consented to be nominated and to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, the Board may fill such vacancy for the remainder of the full term.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BUCKLAND, GABRON, AND LEPOFSKY AND DRS. HAYES, SCHORR, AND WRIGHTON TO THE BOARD OF DIRECTORS.

                                                                                        DIRECTOR
NAME OF NOMINEE              AGE        PRINCIPAL OCCUPATION                              SINCE
------------------------------------------------------------------------------------------------
Arthur R. Buckland...........53   President and Chief Executive Officer, Engim Inc.       1996

Frank Gabron.................71   Retired Chief Executive Officer of the Company          1980

Robert H. Hayes..............65   Professor, Harvard Business School                      1998

Robert J. Lepofsky*..........57   President and Chief Executive Officer of the Company    1987

Marvin G. Schorr*............77   Chairman of the Board of the Company,                   1982
                                  Chairman of the Board of Tech/Ops Sevcon, Inc.

Mark S. Wrighton*............52   Chancellor, Washington University, St. Louis            1990
------------------------------------------------------------------------------------------------

* Member of the Executive Committee

Mr. Buckland has served as President and Chief Executive Officer of Engim Inc., a privately owned semiconductor company, since February 2001. He served as President, Chief Executive Officer, and Chairman of CP Clare Corporation from 1993 to 2001. From 1992 to 1993 he served as President of FourPi Systems, a privately held company. He served as President of Lex Electronics in the United Kingdom from 1990 to 1991. Prior to 1990, he held executive management positions at Schlumberger Ltd., Teradyne, Fairchild, and Texas Instruments Incorporated.

Mr. Gabron served as Chairman of the Board of the Company from January 1981 until his retirement in July 1996. He served as President of the Company from November 1980 to February 1987, and Chief Executive Officer of the Company from November 1980 until December 1988.

Dr. Hayes is the Philip Caldwell Professor, Emeritus at Harvard Business School, where he specializes in operations and technology management. Prior to his appointment to the Harvard faculty in 1966, Dr. Hayes worked for IBM and McKinsey & Company. He is a director of the American Productivity & Quality Center and Applera Corporation.

Mr. Lepofsky has served as President of the Company since February 1987, and as Chief Executive Officer of the Company since January 1989. Prior to that, he served as Chief Operating Officer of the Company from December 1982 to December 1988, and was a Senior Vice President from December 1982 to February 1987. Prior to December 1982, Mr. Lepofsky was a Vice President of the Company for two years.

Dr. Schorr has served as Chairman of the Board of the Company since August 1996. He served as President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned manufacturers of technology-based products and services, and the latter was a privately owned consulting business that was dissolved in 1999. Dr. Schorr has been Chairman of the Board of Directors of Tech/Ops Sevcon, Inc. since 1987, and was Chairman of the Board of Directors of Landauer, Inc., and Tech/Ops Corporation, Inc., from 1987 to 1999.

Dr. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and held the Ciba-Geigy Chair in Chemistry at MIT. He joined the faculty at MIT in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989 he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as a director of Ionics, Inc., OIS Optical Imaging Systems, Inc., Cabot Corporation, and A.G. Edwards, Inc.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.


                            COMMITTEES OF THE BOARD

In addition to the Executive Committee, the Board of Directors has a Human Resources and Compensation Committee consisting of Drs. Hayes, Schorr and Wrighton, an Audit Committee consisting of Messrs. Buckland, Diggs, and Gabron, and a Nominating Committee consisting of Messrs. Diggs and Buckland, and Dr. Wrighton. The functions of the Audit Committee are to oversee the engagement of auditors, including the fee, scope, and timing of the audit and any other services rendered; to review policies and procedures and the effectiveness of internal controls; and to oversee the financial reporting process, including review of the audited financial statements. The Audit Committee operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined by applicable Nasdaq Stock Market listing standards. The functions of the Human Resources and Compensation Committee include the review and approval of executive compensation and the administration and supervision of the Company's equity compensation plans. The functions of the Nominating Committee are to consider and recommend nominees for director and members of committees of the Board.

During the year ended December 31, 2001, the Board of Directors held six meetings, the Audit Committee held three meetings and the Human Resources and Compensation Committee held two meetings. During the year, all directors attended at least 89% of the aggregate of the total number of Board of Directors' meetings and Committee meetings on which they served, with the exception of Mr. Diggs, who attended 55%.


                             AUDIT COMMITTEE REPORT

In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001, (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                              By the Audit Committee,

                                              Frank Gabron (Chair)
                                              Arthur R. Buckland
                                              Matthew O. Diggs, Jr.

                             EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid for services in all capacities for the years ended December 31, 2001, 2000, and 1999, to the Company's Chief Executive Officer and other most highly compensated executive officer serving as of December 31, 2001. The table also sets forth certain information concerning the compensation for a former executive officer whose employment with the company terminated prior to December 31, 2001, and who otherwise would have been one of the most highly compensated executive officers (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS               ALL OTHER
                                                             ---------------------      COMPENSATION
                                       ANNUAL COMPENSATION   SECURITIES UNDERLYING      ------------
     NAME AND                          -------------------       STOCK OPTIONS      401(K)
PRINCIPAL POSITION             YEAR    SALARY       BONUS          (SHARES)        MATCH (1)   OTHER (2)
--------------------------------------------------------------------------------------------------------
Robert J. Lepofsky             2001    $475,000   $ 35,000               -        $10,200     $4,644
  President and Chief          2000     425,000    175,000               -         10,200      2,658
  Executive Officer            1999     390,000    150,000         200,000         10,000      2,431

Robert E. Anastasi             2001     235,000     25,000          15,000         10,200      2,146
  Executive Vice President     2000     200,000    100,000          10,000         10,200        595
                               1999     185,000     85,000               -         10,000        579

Michael El-Hillow (3)          2001     121,000          -          15,000          7,260        623
  Former Senior Vice President 2000     200,000     80,000          10,000         10,200        388
  and Chief Financial Officer  1999     185,000     80,000               -         10,000        359
--------------------------------------------------------------------------------------------------------

(1)  Represents Company matching contributions under the Company's 401(k) Plan.
(2)  Represents premiums paid by the Company for excess group life insurance.
(3)  Mr. El-Hillow ceased to be employed by Helix on July 18, 2001.

                           STOCK OPTION GRANTS IN 2001

The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under our 1996 Equity Incentive Plan during the year ended December 31, 2001, to the named executive officers.

                                                                                 POTENTIAL REALIZABLE VALUE
                        NUMBER OF    PERCENTAGE OF                                 AT ASSUMED ANNUAL RATES
                       SECURITIES    TOTAL OPTIONS                                  OF STOCK APPRECIATION
                       UNDERLYING     GRANTED TO       EXERCISE                      FOR OPTION TERM (2)
                         OPTIONS     EMPLOYEES IN        PRICE      EXPIRATION       -------------------
       NAME            GRANTED (1)       2001         (PER SHARE)      DATE            5%         10%
-----------------------------------------------------------------------------------------------------------
Robert E. Anastasi       15,000           15.2%        $27.7345      02/21/2011     $261,631    $663,025
Michael El-Hillow        15,000           15.2%         27.7345      (3)             (3)         (3)
-----------------------------------------------------------------------------------------------------------

(1) These options are exercisable in four equal annual cumulative installments beginning one year from the date of grant, which was February 21, 2001.

(2) The 5% and 10% rates used are mandated by the Securities and Exchange Commission. The actual value, if any, that an executive may realize upon option exercises will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the values calculated by using these assumed appreciation rates. No gain to the executives is possible without an increase in the price of the common stock, which would benefit all stockholders proportionately.

(3) Mr. El-Hillow's options terminated as a result of the termination of his employment with the Company.


         STOCK OPTION EXERCISES IN 2001 AND YEAR-END STOCK OPTION VALUES

The following table provides information with respect to the named executive officers concerning the exercise of options during the year and the value of unexercised options held at December 31, 2001.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                       OPTIONS HELD AT         IN-THE-MONEY OPTIONS AT
                      SHARES                          DECEMBER 31, 2001          DECEMBER 31, 2001 (2)
                    ACQUIRED ON      VALUE       --------------------------  -----------------------------
      NAME           EXERCISE    REALIZED (1)    EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Robert J. Lepofsky         -               -        25,000       150,000       $ 49,313        $295,875
Robert E. Anastasi         -               -        67,500        32,500        221,850               -
Michael El-Hillow     50,000        $198,843             -             -              -               -
----------------------------------------------------------------------------------------------------------

(1) "Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes that may have been owed.

(2) Based on the mean between the high and low prices for the common stock of the Company as reported by the Nasdaq Stock Market on December 31, 2001, ($22.785), less the price to be paid upon exercise.

                               RETIREMENT PROGRAM

The following table sets forth estimated combined annual benefits under the Company's Pension Plan and the Company's Supplemental Key Executive Retirement Plan (SERP), on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 2001.

                                                      ESTIMATED ANNUAL PENSION
          AVERAGE                                     (INCLUDING SERP BENEFITS)
    ANNUAL COMPENSATION                          BASED ON YEARS OF SERVICE INDICATED
    ON WHICH RETIREMENT    -------------------------------------------------------------------
    BENEFITS ARE BASED     10 YEARS    15 YEARS       20 YEARS      25 YEARS          30 YEARS
----------------------------------------------------------------------------------------------
      $200,000              $31,432     $ 47,655      $ 63,507       $ 80,842         $ 80,842
       250,000               40,999       61,277        81,092        102,762          102,762
       300,000               50,999       76,143        99,921        125,925          125,925
       350,000               60,999       91,143       118,884        149,222          149,222
       400,000               70,999      106,143       137,847        172,518          172,518
       450,000               80,999      121,143       156,810        195,815          195,815
       500,000               90,999      136,143       175,773        219,112          219,112
       550,000              100,999      151,143       194,736        242,363          242,363

PENSION PLAN

The Company maintains a noncontributory qualified Pension Plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. Employees who are at least 21 years of age with one year of service are eligible for this plan. Contributions to the plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. The Company recognized pension expense of $1,001,000 for 2001; however, because the plan was overfunded, a contribution was not required and not made in 2001.

Compensation covered by the plan includes salary but excludes bonuses or incentive awards, if any. Benefits under the plan as set forth in the table above are determined on a straight-life annuity basis, based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits. As of December 31, 2001, Messrs. Lepofsky and Anastasi each had accrued 23 years of benefit service under the plan.

In 1992 the Company adopted a Supplemental Key Executive Retirement plan (SERP) that is designed to supplement benefits paid to certain participants under company-funded tax-qualified retirement plans, which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the SERP provides that participants with 25 or more years of service who have reached the age of 65 at the time of retirement will receive a supplemental annual pension from the Company equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all Company-provided retirement benefits. Benefits under the SERP are reduced for participants with less than 25 years of service. The Company recorded additional retirement costs of $167,000 in connection with the SERP in 2001.

In 1999 the Company adopted a nonqualified Supplemental Benefit Plan intended to provide for the payment of additional retirement benefits to certain key employees whose Pension Plan retirement benefits would exceed amounts permitted under the Internal Revenue Code. The supplemental unfunded benefit is equal to the amount of any benefit that would have been payable under the qualified retirement plan, but for the limitations under the Internal Revenue Code. Benefits earned under the Supplemental Benefit Plan are also subject to offset per the provisions of any benefits earned under the Supplemental Key Executive Retirement Plan.


                          COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Board of Directors is composed of three independent, non-employee directors. The Committee regularly reviews and approves generally all compensation and benefit programs of the Company and also reviews and determines the actual compensation of the named executive officers, as well as all stock option grants to all employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1996 Equity Incentive Plan. The Committee also reviews and administers the Company's 1996 Stock Option Plan for Non-Employee Directors. The Committee reviews from time to time executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The Committee uses base salary to compensate the named executive officers for past and ongoing contributions and the performance-based bonus program to provide incentives for enhancing near-term profitability and stockholder value. In addition, it uses stock options to provide incentives for enhancing longer-term growth in profitability, return on equity, and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the named executive officers, taking into account the prior year's performance and base salaries among competitive peer groups, and then sets target bonus awards comprising about 15 to 35 percent of total target compensation, depending upon the position being reviewed. The Committee reviews the Company's annual performance plan and the individual goals and objectives of each named executive officer for the ensuing year and sets incentive target bonus awards that are directly linked to the short-term financial performance of the Company as a whole and to the specific annual goals and objectives of each named executive officer. The Committee meets annually to review the performance of the Company and the performance of the Chief Executive Officer and each other named executive officer in relation to the Company's performance plan for the year then ended, as well as to the goals set for the Chief Executive Officer and each other named executive officer, and awards bonuses accordingly. The Committee then sets base salaries and target bonus awards for the next year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process the Committee first meets with the Chief Executive Officer to review the performance of the Company and the performance of each of the other named executive officers and then meets in an Executive Session to review the performance of all the named executive officers, including the Chief Executive Officer.

The minimum annual salary of the Chief Executive Officer is set pursuant to an employment agreement entered into by the Company and the Chief Executive Officer. See "Employment Agreements." The Committee may increase the minimum annual salary of the Chief Executive Officer from time to time at its discretion based upon the performance of the Company and such other factors as the Committee may determine.

In the case of the Company's Chief Executive Officer, the Committee considered the difficult year experienced by the Company as a result of the general slowdown in the semiconductor capital equipment industry and awarded the Company's Chief Executive Officer a bonus well below his target bonus for the year and maintained his salary for 2002 at the 2001 level.

The Committee believes that the foregoing combination of base salaries, incentive bonuses, and stock options provides appropriate levels of compensation to retain and attract qualified senior management and the proper incentives to achieve significant improvement in both the short-term and long-term financial performance of the Company.

                              By the Human Resources and Compensation Committee, Dr. Robert H. Hayes, (Chair)
                              Dr. Marvin G. Schorr
                              Dr. Mark S. Wrighton

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the change in the cumulative total stockholder return of the Company's common stock against the change in the cumulative total return of the Standard & Poor's Technology Sector Composite Index and the Nasdaq Composite Index for the period of five years ended December 31, 2001. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN *
             AMONG HELIX TECHNOLOGY CORPORATION, NASDAQ (U.S.) INDEX
                    AND S&P TECHNOLOGY SECTOR COMPOSITE INDEX


                              [Performance Graph]


                     12/96    12/97    12/98    12/99    12/00    12/01
                    ---------------------------------------------------
Helix               100.00   139.78    97.74   343.54   183.78   178.09
NASDAQ              100.00   122.48   172.68   320.89   193.01   153.15
S & P Tech Sector   100.00   126.09   218.11   381.99   229.38   174.89


 *Assumes the value of the investment in Helix Technology Corporation and each index was $100 on December 31, 1996, and that all dividends were reinvested.

                             DIRECTORS' COMPENSATION

During 2001 each non-employee director received an annual retainer fee of $25,000 ($26,000 for Committee Chairmen), payable in four equal quarterly installments. A director who is also a full-time employee of the Company receives no additional compensation for services as a director.

In addition, the Company has a stock option plan, the 1996 Stock Option Plan for Non-Employee Directors of the Company, covering its non-employee directors. Under the terms of the 1996 Directors' Plan, each non-employee director, when first elected a director at an Annual Meeting of Stockholders, receives an option to acquire 10,000 shares of common stock of the Company at a purchase price equal to fair market value on that date. Options are exercisable in five cumulative annual installments of 2,000 shares each. For each non-employee director who remains eligible, an installment of 2,000 shares shall become exercisable immediately upon his or her election as a director at the applicable Annual Meeting of Stockholders and the remaining installments shall become exercisable upon each further reelection as a director of the Company at a subsequent Annual Meeting of Stockholders. This Plan is proposed to be amended and restated as described under Proposal 2.

The Company has adopted a plan commencing in 2002 which allows the members of the Board of Directors to defer receipt of all or part of their cash fees for services as a Director. The deferred fees may be invested in a cash account, a stock equivalent account, or a combination of the two, as elected by the Director in his or her deferral election. Interest is credited on the amount deferred in the cash account at the rate of interest applicable to ten-year treasury notes. The amount deferred into the stock equivalent account is converted into hypothetical shares of the Company's common stock. The plan provides for an election to receive the deferred fees in either one lump sum or in installments over a period of up to five years. All distributions are made in cash.


                              EMPLOYMENT AGREEMENTS

In February 1999 the Company entered into a new employment agreement with Mr. Lepofsky, which runs through February 2007. The agreement has a minimum annual salary that may be increased by the Board of Directors from time to time; however, if increased, it may not be reduced again except as part of a general reduction of all executive salaries. The current salary level is $475,000. The agreement provides for additional incentive compensation in the sole discretion of the Board of Directors and provides Mr. Lepofsky with a nonqualified supplemental pension benefit that will pay him the benefit that cannot be paid from the Company's tax-qualified pension plan due to Internal Revenue Service limits. The 1999 agreement contained a nonqualified stock option granting to Mr. Lepofsky the right to purchase up to 200,000 shares of common stock of the Company at an option price of $20.8125 per share. This option was granted under the Company's Equity Incentive Plan and is exercisable in eight annual installments of 25,000 shares each, beginning in February 2000.

The agreement provides for certain benefits in the event of involuntary termination of Mr. Lepofsky's employment not for cause or in the event Mr. Lepofsky terminates his employment following (i) a change of control of the Company that is not approved by our Board of Directors, and
(ii) a change in a majority of the directors. In the event of his involuntary termination not for cause, or in the event of his voluntary termination following both a change of control of the Company not approved by the Board of Directors and a change in a majority of the directors, Mr. Lepofsky would be entitled to receive base salary continuance through February 2007, or for two years, whichever period is shorter. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the directors on the Board, Mr. Lepofsky would have the right to terminate his agreement and all remaining installments of his 200,000-share stock option would become exercisable. In the event of the involuntary termination of Mr. Lepofsky's employment not for cause, up to three remaining 25,000-share installments of his 200,000-share stock option would become exercisable.

Any compensation payable to Mr. Lepofsky contingent upon a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. Based on his current base salary and Agreement, Mr. Lepofsky could receive a maximum (as described above) of $1,520,948 under this severance arrangement.

In July 1997, the Company entered into an employment agreement with Mr. Anastasi, which is terminable at any time. The agreement provides for a base salary, which may be increased from time to time at the discretion of the Human Resources and Compensation Committee. Mr. Anastasi is also eligible to receive an annual performance bonus. If the Company terminates Mr. Anastasi's employment without cause or if he terminates his employment for good reason, as such terms are defined in the agreement, the Company is required to pay to Mr. Anastasi an amount equal to his monthly salary at the time of termination for 12 months if he had been employed for at least one year and for 24 months if he had been employed for at least five years. In addition, the Company is required to pay to Mr. Anastasi an amount equal to his average annual bonus for the prior three years. Mr. Anastasi agreed not to compete with the Company for at least two years following termination.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001 non-employee directors Dr. Robert H. Hayes, Dr. Marvin G. Schorr, and Dr. Mark S. Wrighton served as members of the Human Resources and Compensation Committee. None of the Human Resources and Compensation Committee members or named executive officers has any relationships that must be disclosed under this caption.


                                   PROPOSAL 2
             ADOPTION OF THE AMENDED AND RESTATED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

GENERAL

On February 20, 2002, the Board of Directors voted to approve the Amended and Restated Stock Option Plan for Non-Employee Directors, subject to the approval of the stockholders. The amendments to the Plan do not increase the total number of shares that may be issued under the Plan or the total number of shares that may be awarded to any director to vest in any year. The Plan provides for a total of 200,000 shares that may be awarded, of which 26,000 shares are subject to outstanding options, 40,000 shares have been previously awarded and exercised and 134,000 shares, together with any outstanding options that terminate or lapse unexercised, are available for award.

In approving amendments to the Plan, the Board sought to increase the flexibility with which options may be granted to non-employee directors. Under the original plan, options were granted in blocks of 10,000 shares that became exercisable in five equal installments over a five-year period. The amended Plan instead provides for annual option grants that may be exercised for the purchase of 2,000 shares on the one-year anniversary of the grant date. Providing for annual option grants allows for the pricing of options to more accurately reflect the performance of the Company over the period in which the options are earned by the non-employee directors. In the case of a new director, the Board may grant annual options prior to the regularly scheduled grant date but subject to the same vesting schedule that would have otherwise applied. The amended Plan extends the date options expire after an optionholder ceases to be a director from six months to one year or the options earlier expiration date. The amended Plan also extends the Plan's termination date from 2006 to 2012.

In addition to providing the Board with greater flexibility in pricing and awarding options, the amended Plan provides non-employee directors with greater flexibility in selecting a method of payment when purchasing shares through the exercise of options. The amended Plan permits options that have vested to be exercised within twelve months following termination of service as a director, as opposed to the six-month post-termination exercise period provided by the current Plan.

The following summary of the amended Plan is qualified by reference to the full text of the Amended and Restated Stock Option Plan for Non-Employee Directors attached as Appendix A to this proxy statement.

SUMMARY OF THE AMENDED PLAN

The amended Plan provides for the grant of options to eligible non-employee directors in order to attract and retain the services of experienced and knowledgeable independent directors and to provide additional incentive for such directors to continue to act in the best interests of the Company and the stockholders through continuing ownership of common stock. The amended Plan is administered by the Human Resources and Compensation Committee of the Board of Directors.

Under the terms of the amended Plan, each director of the Company who is not an employee of the Company or any of its subsidiaries and who is elected a director by the Board of Directors for the first time shall be granted an option, immediately upon his or her election, to acquire 2,000 shares of common stock vesting on the date of the next Annual Meeting of Stockholders. Any director who is not otherwise an employee of the Company or any of its subsidiaries, who will continue serving as a director of the Company, and who is fully vested in all his or her options granted under the Plan prior to the amendment and restatement, shall be granted an option at the conclusion of the Annual Meeting of Stockholders to acquire 2,000 additional shares of common stock vesting on the one-year anniversary of such grant.

In connection with an eligible director's first election to the Board, the Committee may, in its discretion, grant some or all of the options scheduled to be granted to the director following future Annual Meetings of Stockholders. Such options shall vest according to the vesting schedule that would have applied to the options had the options been granted on the regularly scheduled grant date. The Committee may not, however, grant early any options that are not scheduled to be granted under the Plan within the four-year period following the early grant date.

Options are granted under the amended Plan at an exercise price equal to the fair market value of the Company's common stock on the date of grant. Fair market value is the mean between the high and low quoted selling prices per share of the Company's common stock on the date of grant as reported on The Nasdaq Stock Market or on the principal national securities exchange on which the common stock is then listed.

Upon the exercise of an option, an optionholder may pay the purchase price for the shares being purchased (i) in cash or cash equivalents, (ii) in shares of common stock of the Company either previously owned for a period of at least six months, or not acquired directly or indirectly from the Company by the person exercising the option, valued at fair market value on the business day immediately prior to the date of exercise, (iii) by instructing a broker to sell all or part of the shares of common stock acquired upon exercise and to deliver all or part of the sales proceeds to the Company, or (iv) such other form of payment acceptable to the Committee. Options granted under the amended Plan are nonqualified stock options.

Options are not assignable or transferable, except in the event of death. If an optionholder ceases to be a director, no additional options shall vest, and vested options, if not exercised, shall expire on the earlier of the one-year anniversary of such cessation or the option expiration date. No options may be granted after February 20, 2012, although previously granted options may survive beyond that date.

No amendment of the amended Plan by the Committee may (i) increase materially the benefits accruing to participants under the amended Plan, (ii) increase the number of options that may be granted under the amended Plan or the number of options that may be granted to any eligible director, (iii) modify the provisions of the amended Plan regarding eligibility or exercise price or (iv) extend the expiration date of the amended Plan.

FEDERAL INCOME TAX CONSEQUENCES

The Company has been advised by Palmer & Dodge LLP, counsel to the Company, that, under the federal tax laws, options granted under the amended Plan will be treated as follows:

NONQUALIFIED STOCK OPTIONS. The grant of nonqualified stock options, like those granted under the amended Plan, will not result on the date of grant in either the recognition of taxable income by the optionee or in a corresponding business expense deduction for the Company. The optionholder will, however, recognize ordinary income on the date of exercise of the option in the amount by which the fair market value of the purchased shares on that date exceeds the option price. The fair market value of the shares on the date of exercise will be the tax basis for those shares, which will be used to compute gain or loss on any subsequent sale. At the time of exercise, the Company would be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionholder. Any additional gain or loss recognized by the optionholder upon the subsequent disposition of the purchased shares will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year prior to disposition.

TAX OBLIGATIONS. In the Committee's discretion, the minimum statutory withholding obligations, if any, based on the minimum statutory withholding rates for federal and state tax purposes, may be paid in shares of common stock received upon exercise of the option, valued at the fair market value of the common stock on the date of exercise.

EXERCISE OF OPTIONS BY EXCHANGE OF COMPANY COMMON STOCK. When an optionholder exercises nonqualified stock options by exchanging other shares of the Company's common stock owned by the optionholder instead of, or in addition to, cash as payment of the option price: (i) no gain or loss will be recognized with respect to any previously owned stock, but shares acquired upon exercise of the option will be subject to tax as ordinary income as explained above; (ii) the income tax basis of the portion of the shares received for the previously owned stock will be the same as the basis of the previously owned stock, plus any amount treated as ordinary income; and (iii) provided the previously owned stock was held as a capital asset on the date of exchange, the holding period of the shares received will include the holding period of the previously owned stock surrendered.

APPROVAL

Although stockholder approval may not be required, the Board of Directors has chosen to submit the amended Plan to stockholders for approval. In the event that stockholder approval is not received, the amended Plan will not be implemented and no options will be granted under the amended Plan. In that case, the unamended Plan will remain in effect and options will be granted under it.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


           SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of shares of the Company's common stock as of March 13, 2002 (i) by each person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) by each director of the Company,
(iii) by each of the named executive officers, and (iv) by the executive officers and directors of the Company as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                                        SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER                                                      NUMBER      PERCENT OF CLASS
--------------------------------------------------------------------------------------------------
Capital Group International, Inc................................... 2,712,060 (1)      12.0%
11100 Santa Monica Boulevard
Los Angeles, CA  90025-3384

Capital Guardian Trust Company..................................... 2,566,000 (1)      11.4%
11100 Santa Monica Boulevard
Los Angeles, CA  90025-3384


DePrince, Race & Zollo............................................. 2,229,653 (1)       9.9%
201 South Orange Avenue
Orlando, FL  32801

FMR Corp........................................................... 1,165,110 (1)       7.1%
82 Devonshire Street
Boston, MA 02109

Wellington Management Company LLP.................................. 1,481,600 (1)       6.6%
75 State Street
Boston, MA  02109

NON-EMPLOYEE DIRECTORS:

Arthur R. Buckland.................................................     5,436            **

Matthew O. Diggs, Jr...............................................    16,000 (2)        **

Frank Gabron.......................................................    38,000 (2)        **

Robert H. Hayes....................................................     8,000 (2)        **

Marvin G. Schorr...................................................   102,800 (2)        **

Mark S. Wrighton...................................................    10,400            **

NAMED EXECUTIVE OFFICERS:

Robert J. Lepofsky.................................................   341,796 (2)(3)    1.49%
  President, Chief Executive Officer and Director

Robert E. Anastasi.................................................    84,608 (2)        **
  Executive Vice President

Michael El-Hillow (4)..............................................         -
  Former Senior Vice President and Chief Financial Officer

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (9)................   607,840 (2)(3)   2.67%
--------------------------------------------------------------------------------------------------
** Less than 1 percent of shares outstanding.


(1) Based on Schedules 13G or 13D filed with the Securities and Exchange Commission.

(2) Includes shares that each named individual has the right to acquire within 60 days from March 13, 2002, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Diggs, 8,000;
     Dr. Hayes, 2,000; Dr. Schorr, 10,000; Mr. Lepofsky, 50,000; Mr. Anastasi, 83,750; and all directors and executive officers as a group, 153,750. Also includes 730 equivalent shares for Mr. Lepofsky and 858 equivalent shares for Mr. Anastasi held in the Company's 401(k) retirement savings plan.

(3) Includes 40,000 shares held in a trust fund, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.

(4)  Mr. El-Hillow ceased to be employed by Helix on July 18, 2001.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10 percent of the common stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Executive officers, directors, and greater-than-10-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10-percent beneficial owners were complied with.


                           ANNUAL REPORT AND AUDITORS

The Company's Annual Report on Form 10-K for the year ended December 31, 2001, includes financial statements and a report of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to make a statement, if he or she so desires, and to respond to appropriate questions. The fees for services provided by PricewaterhouseCoopers LLP to us in 2001 were as follows:

               Audit fees                                $180,910
               All other fees                             331,739
                                                         --------
                                                         $512,649

Copies of the Annual Report on Form 10-K may be obtained by stockholders without charge upon written request addressed to Investor Relations, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171, or by visiting the Investor Relations section of our Company web site, www.helixtechnology.com.


                                  OTHER MATTERS

Management does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting and discretionary voting authority can be exercised, it is intended that the holders of the proxies will vote the proxies upon those matters in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

The Company must receive any stockholder proposal intended to be included in the Company's proxy materials for the 2003 Annual Meeting of Stockholders no later than December 1, 2002. The Company must receive any stockholder proposals intended to be presented at such meeting in 2003 not later than February 14, 2003.

                            EXPENSES OF SOLICITATION

The cost of preparing, assembling, and mailing proxy materials will be borne by the Company. In addition to solicitation by use of the mails, the Company may request brokers and banks to forward copies of proxy materials to persons for whom they hold common stock and to obtain authority for the execution and delivery of proxies. Several officers and employees of the Company may request the return of the proxies by telephone, facsimile, and personal interview.

                                                   Beverly L. Armell
                                                   CORPORATE SECRETARY



March 30, 2002

                                                                      Appendix A



                              AMENDED AND RESTATED
                          HELIX TECHNOLOGY CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.       PURPOSE

         The purpose of the Helix Technology Corporation Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable Directors of Helix Technology Corporation (the "Corporation") for the benefit of the Corporation and its stockholders and to provide additional incentives for such Directors to continue to serve the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.       SHARES SUBJECT TO THE PLAN

         The total number of shares of common stock, par value $1.00 per share (the "Common Stock"), of the Corporation which may be issued pursuant to options granted under the Plan (including options granted under the Plan prior to the date of this amendment and restatement ("Prior Options")) shall not exceed 200,000 in the aggregate (the "Shares"), subject to adjustment in accordance with Section 9 hereof. Shares for which options have been granted pursuant to the Plan, but which options have lapsed or otherwise terminated or been canceled to any extent prior to full exercise, shall become available for additional options granted under the Plan.

3.       ADMINISTRATION OF PLAN

         The Plan shall be administered by the Human Resources and Compensation Committee of the Board of Directors (the "Board") or such other committees as the Board may appoint satisfying the requirements to qualify for an exemption under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Committee"). The Committee shall appoint a person (the "Plan Administrator") to keep records of all elections of Directors and the grant, vesting and exercise of all options, and the sale or other disposition of all Shares acquired pursuant to such exercise.

         Grants of stock options under the Plan shall be made by the Committee as provided in Section 4. All questions of interpretation with respect to the Plan and options granted under it shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan.

         The Committee shall have the power to (i) make all determinations necessary or advisable for administering the Plan, (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option grant in the manner and to the extent that the Committee shall deem expedient to carry it into effect, and (iii) constitute and appoint a person or persons to execute and deliver in the name and on behalf of the Corporation all such grants, agreements, instruments and other documents. It is the intent of this Plan that it operate in all events subject to approval of the Plan by the stockholders of the Corporation and that the granting and vesting of such options under it be within the authority of the Committee in accordance with the terms of this Plan, subject to the authority, discretion or power of the stockholders to fail to elect an optionee to the Board of Directors of the Corporation, or to remove an optionee from the Board of Directors of the Corporation, or to amend or terminate this Plan.

4.       GRANT OF OPTIONS

         (a) ANNUAL OPTION GRANT. Upon the conclusion of each regular annual meeting of the Corporation's stockholders held in the year 2002 or thereafter, each Director of the Corporation who is not otherwise an employee of the Corporation or any of its subsidiaries (a "Non-Employee Director") who will continue serving as a member of the Board thereafter and who does not hold Prior Options which have not yet vested, shall be granted an Option to acquire 2,000 shares under the Plan (the "Annual Option").

         (b) INITIAL OPTION GRANT. Any Non-Employee Director of the Corporation who is elected for the first time otherwise than at an annual meeting after the 2002 meeting shall receive an initial Option to acquire 2,000 shares under the Plan (the "Initial Option") which shall become exercisable as of the date of the annual meeting following such Non-Employee Director's election. The Non-Employee Director shall be eligible to receive Annual Options as described in Section 4(a).

         (c) EARLY GRANT OF ANNUAL OPTIONS. For a Non-Employee Director elected as Director for the first time, the Committee may, in its discretion, grant the Annual Option in a year prior to which the Annual Option is earned at the time an Initial Option is granted, provided that any such Annual Option (the "Early Annual Option") shall become vested according to the vesting schedule that would have applied to the option had the option been granted on its regularly scheduled grant date. The Committee may only grant Early Annual Options as far as four years prior to the date on which the Annual Option would have been granted had such option not been granted early.

5.       OPTION GRANT

         Each option granted under the Plan shall be a Non-Qualified Stock Option and shall be evidenced by a Grant of Option duly executed on behalf of the Corporation and shall comply with and be subject to the terms and conditions of the Plan.

6.       OPTION EXERCISE PRICE

         The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. Fair market value shall be the mean between the high and low quoted selling prices of the Common Stock on the date the option is granted as reported on the Nasdaq Stock Market or, if not so quoted, on the principal national securities exchange on which the Common Stock is then listed. The option exercise price shall be subject to adjustment in accordance with Section 9 hereof.

7.       MANNER OF EXERCISE OF OPTIONS

         (a) TIME AND MANNER OF EXERCISE OF OPTIONS.

         Options granted under the Plan shall become exercisable in full on the one year anniversary of the date of the grant, subject to the limitations applicable to Early Annual Options set forth in Section 4(b). To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time, by giving written notice to the Corporation, signed by the person or persons exercising the option, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares. Payment may be made in whole or in part by (i) cash or cash equivalents, (ii) shares of Common Stock of the Corporation already owned for a period of at least six months, or not acquired directly or indirectly from the Corporation by the person exercising the option, valued at fair market value as defined above on the business day immediately prior to the date of exercise, (iii) delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation, or (iv) such other form of payment which the Committee determines to be acceptable and consistent with applicable laws, regulations and rules.

         (b) TAXES.

         The optionee shall pay to the Corporation, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of any option granted under the plan no later than the date of the event creating the tax liability. In the Committee's discretion, the minimum statutory withholding obligations, based on the minimum statutory withholding rates for federal and state tax purposes, may be paid in whole or in part in Shares of Common Stock retained from the exercise of the option, valued at the fair market value of the Common Stock on the date of exercise.

         (c) TERM OF OPTIONS.

         The Expiration Date for each option shall be the earlier of (i) the 10th anniversary of the date of grant or, (ii) the date 12 months after the termination of such Non-Employee Director's service as a director for any reason.

8.       OPTIONS NOT TRANSFERABLE

         The right of an optionee to exercise an option granted to him or her under the Plan and any interest therein or in the Shares received upon exercise shall be assignable or transferable by such optionee in a respect other than by will or the laws of descent and distribution only at the discretion of the Board, and any such option shall be exercisable during the lifetime of such optionee only by him or her except as expressly permitted by the Board. Any option granted under the Plan shall become null and void and shall be without further force or effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer of such option or any interest therein (except as provided in the preceding sentence), including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable with respect to such option or any interest therein.

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per Share.

10.      RESTRICTIONS ON ISSUANCE OF SHARES

         The Corporation may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

11.      TERMINATION AND AMENDMENT OF PLAN

         Unless sooner terminated as herein provided, or extended with the approval of the stockholders of the Corporation, the Plan shall terminate on February 20, 2012, except as to options granted prior to that date. The Board may at any time terminate the Plan or make such modifications or amendments thereto as it deems advisable; provided, however, that except as provided in
Section 9 the Board may not, without the approval of the stockholders of the Corporation, (i) increase materially the benefits accruing to participants hereunder, (ii) increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any optionee, (iii) modify the provisions of Section 4 regarding eligibility, (iv) extend the expiration date of the Plan, or (v) modify the provisions of Section 6 regarding the exercise price. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, materially adversely affect his or her rights under an option previously granted to him or her.

12.      SCOPE OF AMENDMENT AND RESTATEMENT

         This Plan is amended and restated as of April 24, 2002 and its terms shall apply to options granted from and after such date. Prior Options shall be governed by the terms and provisions of the Plan as in effect when such options were granted.

                    -----------------------------------------

THIS PLAN WAS APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 14, 1996.

THIS PLAN WAS APPROVED BY THE STOCKHOLDERS ON APRIL 24, 1996.

THIS PLAN WAS AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 20, 2002.

THIS PLAN AS AMENDED WAS APPROVED BY THE STOCKHOLDERS ON _________ ___, 2002.

                                 DETACH HERE

                                    PROXY

                         HELIX TECHNOLOGY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert J. Lepofsky and Beverly L. Armell and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on April 24, 2002, or any adjournment thereof, and there to vote all the shares of Helix Technology Corporation held of record by the undersigned on March 13, 2002, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. If any nominee for Director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgement of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

SEE REVERSE    (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)   SEE REVERSE
    SIDE                                                                SIDE

                                DETACH HERE


  PLEASE MARK
X VOTES AS IN
  THIS EXAMPLE.

1. Election of Directors.

   NOMINEES: (01) A. Buckland, (02) F. Gabron, (03) R. Hayes,
             (04) R. Lepofsky, (05) M. Schorr, (06) M. Wrighton

                 FOR                       WITHHELD
                 ALL    / /         / /    FROM ALL
              NOMINEES                     NOMINEES

     / / ____________________________
         For all nominees except as
         noted above

                                                     FOR    AGAINST  ABSTAIN
2. To Amend and Restate the Stock Option             / /      / /      / /
   Plan for Non-Employee Directors.



  MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 / /

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               / /


Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature: _______________ Date: ______ Signature: _______________ Date: ______